UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 17, 2017

ELITE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197384	32-0415962
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4760 Preston Road #244-114 Frisco, Tx 75034

(Address of principal executive offices, including zip code)

(469) 777-3370

(Registrant’s telephone number, including area code)

Elite Books Inc.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Elite Group Inc filed amended articles on September 7, 2017 to increase the authorized shares to 2,499,000,000. Reserved shares to be used for acquisitions.

Item  8.01             Other Events

On May 23, 2017, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Group 10 Holdings, LLC (“ Group 10 ”), pursuant to which the Company agreed to issue common stock to Group 10 Holdings LLC in exchange for the settlement of $55,000 (the “ Settlement Amount ”) of past-due obligations and accounts payable of the Company. Group 10 purchased the obligations and accounts payable from certain vendors of the Company

On June 19, 2017, the Circuit Court of the 11th Judicial Circuit for Miami-Dade County, Florida entered an order approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “ Securities Act ” ), in accordance with a stipulation of settlement, pursuant to the Settlement Agreement between the Company and Group 10 Holdings LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 17, 2017	Elite Group, Inc.

	By:	/s/ Terrence Tecco
Terrence Tecco Chief Executive Officer

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